QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.3

        CARNIVAL PLC
(formerly known as P&O Princess Cruises plc)

Solicitation of Consents to the Proposed Amendments
relating to its
$284,750,000 7.30% Notes due June 1, 2007 (CUSIP No. 693070AC8; ISIN No. US 693070AC86) and
$192,000,000 7.875% Debentures due June 1, 2027 (CUSIP No. 693070AD6; ISIN No. US 693070AD69)

THE CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, JULY 15, 2003, UNLESS EXTENDED (THE "EXPIRATION DATE"). CONSENTS MAY BE REVOKED AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE, BUT NOT THEREAFTER. IT IS RECOMMENDED THAT HOLDERS THAT HOLD SECURITIES THROUGH EUROCLEAR AND CLEARSTREAM SUBMIT THEIR INSTRUCTIONS REGARDING THE CONSENT SOLICITATION AT LEAST TWO BUSINESS DAYS PRIOR TO THE EXPIRATION DATE SO THAT THEIR INSTRUCTIONS CAN BE RECEIVED IN A TIMELY MANNER.

To Our Clients:

        We enclose for your consideration a Prospectus dated June 16, 2003 (the "Prospectus") and related consent letter (the "Letter of Consent") relating to the solicitation (the "Consent Solicitation") of consents (the "Consents") by Carnival plc (formerly known as P&O Princess Cruises plc) ("Carnival plc") to certain amendments (the "Proposed Amendments") to the Indenture governing Carnival plc's 7.30% Notes due June 1, 2007 and 7.875% Debentures due June 1, 2027 (collectively, the "Securities") among Carnival plc, P&O Princess Cruises International Limited, as Guarantor, and The Bank of New York, as Trustee. For a description of the Proposed Amendments, see the section entitled "Description of the Consent Solicitation—Summary of the Proposed Amendments" in the Prospectus. Capitalized terms used and not otherwise defined herein have the meanings ascribed to such terms in the Prospectus.

        The purpose of the Proposed Amendments is to modify certain covenants in the Indenture governing the Securities and to reflect the structure resulting from Carnival plc and Carnival Corporation entering into a dual listed company transaction. In return for the Consents, Carnival Corporation is offering an unsubordinated, unsecured guarantee of the Securities.

        The Consent Solicitation is being made to all registered holders of the Securities at 5:00 p.m., New York City time, Wednesday, June 11, 2003 (the "Record Date"), and their duly appointed proxies, including participants in The Depository Trust Company (the "DTC"), that held Securities on the Record Date through DTC or its nominee. Such registered holders and DTC participants are referred to herein as "holders". Holders must validly deliver (and not validly revoke) Consents in respect of not less than a majority in aggregate principal amount of each series of outstanding Securities (the "Requisite Consents") in order that the Proposed Amendments may become effective. Carnival plc intends to execute and deliver a Supplemental Indenture giving effect to the Proposed Amendments on the Expiration Date.

        We are a holder of an interest in the Securities for your account. A Consent to the Proposed Amendments with respect to such interest can only be given by us as holder as of the Record Date, and only if you so instruct us. We request that, as the beneficial owner of the Securities as of the Record Date, you execute and deliver to us the Letter of Instruction included in this letter, indicating whether you wish us to execute and deliver a Consent to the Proposed Amendments with respect to the Securities which we hold for your account.

        The Letter of Consent is furnished to you for your information only and cannot be used by you to deliver a Consent to the Proposed Amendments. If you wish us to deliver a Consent for any portion or the entire aggregate principal amount of the Securities which we hold for your account, please so instruct us by completing, executing and returning to us the Letter of Instruction set forth herein. Unless otherwise specified in the Letter of Instruction, if you authorize us to consent, we will consent with respect to the entire aggregate principal amount of the Securities which we hold for your account.

        YOUR PROMPT ATTENTION IS REQUIRED. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN SUFFICIENT TIME TO PERMIT US TO SUBMIT A LETTER OF CONSENT WITH RESPECT TO YOUR SECURITIES PRIOR TO THE EXPIRATION OF THE CONSENT SOLICITATION. THE CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, JULY 15, 2003, UNLESS OTHERWISE EXTENDED OR TERMINATED BY CARNIVAL PLC IN ITS SOLE DISCRETION. HOLDERS MUST DELIVER THEIR CONSENTS TO THE PROPOSED AMENDMENTS PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. CONSENTS MAY BE REVOKED AT ANY TIME PRIOR TO 5:00 PM., NEW YORK CITY TIME, ON THE EXPIRATION DATE, BUT NOT THEREAFTER.

        Requests for assistance in filling out and delivering the attached Letter of Instruction or for additional copies of the Prospectus and related documents may be directed to the Information Agent at its addresses and telephone numbers set forth on the back cover page of the Prospectus.

LETTER OF INSTRUCTION

WITH RESPECT TO DELIVERY OF CONSENTS
(TO BE USED IF YOU WISH US TO GIVE A CONSENT ON YOUR BEHALF)

        The undersigned acknowledges receipt of the Prospectus dated June 16, 2003 (the "Prospectus") and related consent letter (the "Letter of Consent") relating to the solicitation by Carnival plc (formerly known as P&O Princess Cruises plc) ("Carnival plc") of consents (the "Consents") to certain amendments (the "Proposed Amendments") to the Indenture governing Carnival plc's 7.30% Notes due June 1, 2007 and 7.875% Debentures due June 1, 2027 (collectively, the "Securities") among Carnival plc, P&O Princess Cruises International Limited, as Guarantor, and The Bank of New York, as Trustee. For a description of the Proposed Amendments, see "Description of the Consent Solicitation—Summary of the Proposed Amendments" in the Prospectus.

        INSTRUCTION TO DELIVER CONSENT: The undersigned as the beneficial owner of Securities hereby instructs the holder of such Securities to deliver a Consent to the Proposed Amendments with respect to the aggregate principal amount of Securities indicated below (or if no aggregate principal amount is indicated below, the entire aggregate principal amount of the Securities which such holder holds for the account of the undersigned), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Consent.

        Aggregate Principal Amount of the Securities beneficially owned by the undersigned for which a Consent is to be given*:

7.30% Notes due June 1, 2007	$
7.875% Debentures due June 1, 2027	$
*
If no aggregate principal amount is provided in this space and this Letter of Instruction is signed below, the holder is authorized to deliver a Consent with respect to the entire aggregate principal amount of Securities which such holder holds for the undersigned's account.

SIGN BELOW

Dated:

Signature(s):

Print Name(s):

Area Code and Telephone Number(s):

(For U.S. Holders: Taxpayer Identification or Social Security Number(s)):

3

QuickLinks

LETTER OF INSTRUCTION WITH RESPECT TO DELIVERY OF CONSENTS (TO BE USED IF YOU WISH US TO GIVE A CONSENT ON YOUR BEHALF)
SIGN BELOW